Exhibit 99.1

August 9, 2012

Cornerstone OnDemand Announces Second Quarter 2012 Financial Results

•	Q2 Bookings[1] of $31.5 million, up 51% year-over-year

•	Record quarterly revenue of $26.7 million, up 54% year-over-year based on gross revenue[2]

•	Record quarterly gross profit of $18.8 million, up 52% year-over-year based on gross revenue[2]

•	Quarterly gross margin of 70%, up 378 basis-points year-over-year, and non-GAAP gross margin[1] of 74%, up 224 basis points year-over-year

•	Ended the quarter with over 1,000 clients and over 9.4 million users[3]

SANTA MONICA, Calif. — August 9, 2012 — Learning and talent management software provider Cornerstone OnDemand (NASDAQ: CSOD) today announced results for its quarter ended June 30, 2012.

Revenue for the second quarter of 2012 was $26.7 million, representing a 54% increase compared to gross revenue2 for the same period in 2011.

Gross profit for the second quarter of 2012 was $18.8 million, representing a 52% year-over-year improvement compared to the same period in 2011, after excluding the $2.5 million reduction of revenue related to a common stock warrant issued in the same period in 2011.

Gross margin for the second quarter of 2012 was 70% compared to 71% in the same period in 2011, after excluding the $2.5 million reduction of revenue described above.

Bookings1, which Cornerstone defines as gross revenue plus the change in deferred revenue for the period, were $31.5 million for the second quarter of 2012, representing a 51% increase compared to the same period of 2011 and a 32% sequential increase from the first quarter of 2012. Deferred revenue at June 30, 2012 was $60.7 million, which was 69% higher than the balance at June 30, 2011 and 9% higher than the balance at March 31, 2012.

Cornerstone ended the quarter with over 1,000 clients and over 9.4 million users, representing 55% and 57% year-over-year growth and 12% and 15% sequential quarter growth, of Cornerstone’s client base and users, respectively.3

“We have clearly seen a positive impact from the acquisitions of our primary competitors, not only in the segments of SMB and mid-market, but also in the large enterprise segment. Cornerstone’s momentum continued unabated through the first half of 2012, and we are investing in expanding our worldwide sales coverage to meet global demand while remaining fully committed to our clients’ success,” said Adam Miller, Cornerstone’s President and CEO.

Cornerstone’s net loss for the second quarter of 2012 was $8.2 million, or $0.17 loss per share, compared to a net loss of $7.1 million, or $0.15 loss per share, for the second quarter of 2011.

Cornerstone closed the acquisition of Sonar Limited, a provider of cloud-based talent management solutions, on April 5, 2012. Due to purchase accounting rules applicable to the acquisition, Cornerstone recorded an adjustment of $1.6 million to reduce to fair value the balance of deferred revenue attributable to contracts assumed from Sonar Limited. This fair value adjustment has the impact of reducing the amount of revenue attributable to contracts assumed from Sonar Limited by $0.7 million for the quarter ended June 30, 2012. Non-GAAP revenue, which excludes this $0.7 million reduction, was $27.4 million, representing a 58% increase compared to the same period of 2011.1

Non-GAAP gross profit for the second quarter of 2012 was $20.4 million, representing a 63% year-over-year improvement compared to non-GAAP gross profit for the same period in 2011. 1 Non-GAAP gross margin for the second quarter of 2012 was 74% compared to 72% in the same period of 2011.1

Non-GAAP net loss for the second quarter of 2012 was $4.7 million, or $(0.09) per share, compared to non-GAAP net loss of $3.4 million, or $(0.07) per share, for the same period in 2011.1 Non-GAAP net loss is based on non-GAAP revenue and excludes, for the periods in which they are present, stock-based compensation and employer-related payroll taxes, amortization of intangible assets, acquisition costs, amortization of debt discount and issuance costs, early debt retirement expense, change in the fair value of preferred stock warrant liabilities, adjustments to taxes related to acquisition adjustments, and accretion related to preferred stock.1

During the second quarter of 2012, net cash used in operating activities was $5.4 million compared to cash used of $5.0 million in the same period in 2011. Non-GAAP net cash used in operating activities was $5.3 million for the second quarter of 2012 compared to cash used of $5.0 million in the same period in 2011.1 Net cash used in operating activities was $2.4 million for the six months ended June 30, 2012 compared to cash used of $3.6 million during the same period in 2011.1 Non-GAAP net cash used in operating activities was $2.1 million compared to cash used of $3.6 million in the same period in 2011.1

At June 30, 2012, Cornerstone’s total cash and cash equivalents were $67.0 million and accounts receivable were $32.8 million, yielding a total of $99.8 million.

[1]

Non-GAAP revenue, bookings, non-GAAP net cash used in operating activities, non-GAAP net loss, non-GAAP net loss per share, non-GAAP gross profit, and non-GAAP gross margin are non-GAAP financial measures. Please see the discussion in the section “Non-GAAP Financial Measures” and the reconciliations at the end of this release.

[2]

Gross revenue in the second quarter of 2011 excludes the impact of a non-cash reduction of revenue related to a common stock warrant issued to ADP of $2.5 million. Net revenue and net loss for the second quarter of 2011 was impacted by this non-cash reduction of revenue.

[3]

Includes contracted clients and active users of any combination of our four integrated cloud-based solutions, consisting of recruiting, learning, performance, and extended enterprise as of the end of the period. Our client and user counts exclude our Cornerstone Small Business Solution, or “CSB”.

Quarterly Conference Call

Cornerstone OnDemand will host a conference call to discuss its second quarter 2012 results at 2:00 p.m. PT (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://investors.cornerstoneondemand.com/events.cfm. The live call can be accessed by dialing (888) 357-3694 (U.S.) or (973) 890-8276 (outside the U.S.) and referencing passcode: 17894091. A replay of the call will also be available at http://investors.cornerstoneondemand.com/events.cfm or via telephone until 12:00 a.m. PT on August 13, 2012 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 17894091.

About Cornerstone OnDemand

Cornerstone OnDemand is a leading global provider of a comprehensive learning and talent management solution. We enable organizations to meet the challenges they face in empowering their people and maximizing the productivity of their human capital. Our integrated software-as-a-service (SaaS) solution consists of the Cornerstone Recruiting Cloud, the Cornerstone Performance Cloud, the Cornerstone Learning Cloud and the Cornerstone Extended Enterprise Cloud. Our clients use our solution to source and recruit top talent, develop employees throughout their careers, engage all employees effectively, improve business execution, cultivate future leaders, and integrate with their external networks of customers, vendors and distributors. We currently empower approximately 9.4 million users across 180 countries and in 34 languages. www.csod.com

Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand Inc.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Cornerstone OnDemand’s future financial performance, market growth, the demand for and benefits from the use of Cornerstone OnDemand’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Cornerstone OnDemand’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Cornerstone OnDemand’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Cornerstone OnDemand disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solution; our ability to compete as the talent management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; costs and reputational harm that could result from defects in our solution; the success of our strategic relationships with third parties; the loss of any of our key employees; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; unanticipated costs or liabilities related to businesses that we acquire; and other risks and uncertainties. Further information on factors that could cause actual results to differ materially is included in Cornerstone OnDemand’s reports filed with the SEC, including its Form 10-K filed with the SEC on March 6, 2012, and subsequent report filed with the SEC, including its Form 10-Q filed on May 15, 2012.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Cornerstone OnDemand has provided in this release certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include (i) non-GAAP revenue, which is defined as gross revenue plus revenue not recognized in the period due to the impact of purchase accounting rules on deferred revenue acquired through acquisitions, (ii) bookings, which are defined as gross revenue plus the change in deferred revenue for the period, (iii) non-GAAP net cash used in operating activities, which excludes acquisition and acquisition-related costs and employer-related taxes from stock-based compensation, (iv) non-GAAP net loss and non-GAAP net loss per share, which are based on non-GAAP revenue and exclude, for the periods in which they are present, stock-based compensation and employer-related payroll taxes, amortization of intangible assets, acquisition costs, adjustments to taxes related to acquisition adjustments, amortization of debt discount and issuance costs, early debt retirement expense, change in the fair value of preferred stock warrant liabilities, and accretion related to preferred stock, and (v) non-GAAP gross profit and non-GAAP gross margin, which are calculated based on non-GAAP revenue and exclude stock-based compensation and amortization of certain intangible assets reflected in cost of revenue.

Cornerstone OnDemand’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating Cornerstone OnDemand’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Cornerstone excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2012	December 31, 2011
Assets
Cash and cash equivalents	$66,968	$85,409
Accounts receivable, net	32,754	34,110
Deferred commissions	3,776	3,537
Prepaid expenses and other current assets, net	4,363	3,789

Total current assets	107,861	126,845

Capitalized software development, net	5,528	4,106
Property and equipment, net	4,957	3,663
Intangible assets, net	7,999	609
Goodwill	8,193	—
Other assets, net	140	139

Total Assets	$134,678	$135,362

Liabilities and Stockholders’ Equity
Liabilities
Accounts payable	$4,686	$3,834
Accrued expenses	8,050	8,039
Deferred revenue, current portion	57,462	52,338
Capital lease obligations, current portion	1,655	1,617
Short term debt	622	265
Other liabilities	703	996

Total current liabilities	73,178	67,089

Other liabilities, non-current	2,837	806
Deferred revenue, net of current portion	3,191	3,542
Capital lease obligation, net of current portion	1,567	1,056
Long-term debt, net of current portion	1,186	409

Total liabilities	81,959	72,902

Stockholders’ Equity
Common stock	5	5
Additional paid-in capital	233,519	226,916
Accumulated deficit	(180,997)	(164,651)
Accumulated other comprehensive income	192	190

Total stockholders’ equity	52,719	62,460

Total Liabilities and Stockholders’ Equity	$134,678	$135,362

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Gross revenue	$26,718	$17,370	$50,720	$33,117
Common stock warrant charge [1]	—	(2,500)	—	(2,500)

Net revenue	26,718	14,870	50,720	30,617
Cost of revenue [2,3]	7,890	4,953	14,734	9,532

Gross profit	18,828	9,917	35,986	21,085

Operating expenses:
Sales and marketing [2]	17,422	10,868	33,659	20,713
Research and development [2]	3,431	2,616	6,524	4,938
General and administrative [2]	5,792	3,585	11,746	7,138
Amortization of certain acquired intangible assets	237	—	237	—

Total operating expenses	26,882	17,069	52,166	32,789

Loss from operations	(8,054)	(7,152)	(16,180)	(11,704)
Other income (expense):
Interest expense	(94)	(63)	(237)	(747)
Change in fair value of preferred stock warrant liabilities	—	—	—	(42,559)
Other, net	(420)	187	(181)	423

Other income (expense), net	(514)	124	(418)	(42,883)

Loss before income tax benefit (provision) for income taxes	(8,568)	(7,028)	(16,598)	(54,587)
Income tax benefit (provision)	334	(46)	252	(80)

Net loss	(8,234)	(7,074)	(16,346)	(54,667)
Accretion of redeemable preferred stock	—	—	—	(5,208)

Net loss attributable to common stockholders	$(8,234)	$(7,074)	$(16,346)	$(59,875)

Net loss per share attributable to common stockholders, basic and diluted	$(0.17)	$(0.15)	$(0.33)	$(1.92)

Weighted-average common shares outstanding, basic and diluted	49,763	47,765	49,573	31,201

[1]	During the second quarter of 2011, we recorded a $2.5 million reduction of revenue associated with a common stock warrant to ADP.
[2]	Includes stock-based compensation and employer-related taxes as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Cost of revenue	$520	$55	$1,011	$101
Sales and marketing	662	258	1,177	470
Research and development	202	366	355	480
General and administrative	1,118	455	2,507	888

Total	$2,502	$1,134	$5,050	$1,939

[3]	Cost of revenue includes amortization of intangible assets as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Cost of revenue	$292	$32	$354	$64

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net loss	$(8,234)	$(7,074)	$(16,346)	$(54,667)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,816	886	2,977	1,709
Non-cash interest expense	10	59	78	446
Change in fair value of preferred stock warrant liabilities	—	—	—	42,559
Charges related to the issuance of common stock warrant	—	2,500	—	2,500
Unrealized foreign exchange loss (gain)	376	(50)	175	(224)
Stock-based compensation expense	2,482	1,134	4,981	1,939
Deferred income tax	(361)	—	(361)	—
Non-cash charitable contribution of common stock	—	—	—	193
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	(7,193)	(4,838)	2,032	966
Deferred commissions	60	42	(219)	(263)
Prepaid expenses and other assets	(317)	(454)	(586)	(1,531)
Accounts payable	(814)	(1,666)	612	(202)
Accrued expenses	1,892	1,072	(409)	1,062
Deferred revenue	4,655	3,501	4,293	2,086
Other liabilities	239	(99)	413	(169)

Net cash used in operating activities	(5,389)	(4,987)	(2,360)	(3,596)

Cash flows from investing activities:
Purchases of property and equipment	(142)	(705)	(188)	(769)
Capitalized software costs	(1,198)	(699)	(2,462)	(1,362)
Purchase of available-for-sale securities	—	(34,079)	—	(34,079)
Cash paid for acquisition, net of cash acquired	(12,428)	—	(12,428)	—

Net cash used in investing activities	(13,768)	(35,483)	(15,078)	(36,210)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	—	—	90,539
Proceeds from issuance of preferred stock upon warrant exercises	—	—	—	3,163
Proceeds for issuance of debt	—	669	—	669
Payments of initial public offering costs	—	(2,180)	—	(3,436)
Repayment of debt	(786)	(23)	(996)	(9,095)
Principal payments under capital lease and financing obligations	(480)	(374)	(929)	(772)
Payments of withholding tax on net exercise of stock-based awards	—	(48)	—	(48)
Proceeds from stock option and warrant exercises	447	39	1,041	377

Net cash used in financing activities	(819)	(1,917)	(884)	81,397

Effect of exchange rate changes on cash and cash equivalents	(242)	—	(119)	—

Net (decrease) increase in cash and cash equivalents	(20,218)	(42,387)	(18,441)	41,591
Cash and cash equivalents at beginning of period	87,186	91,045	85,409	7,067

Cash and cash equivalents at end of period	$66,968	$48,658	$66,968	$48,658

Cornerstone OnDemand, Inc.

RECONCILIATION OF REVENUE TO NON-GAAP REVENUE AND GROSS MARGIN TO NON-GAAP GROSS MARGIN

(dollars in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Gross revenue	$26,718	$17,370	$50,720	$33,117
Common stock warrant charge [1]	—	(2,500)	—	(2,500)

Net revenue	26,718	14,870	50,720	30,617
Cost of revenue	7,890	4,953	14,734	9,532

Gross profit	$18,828	$9,917	$35,986	$21,085

Gross margin	70%	67%	71%	69%

Reconciliation between gross margin and non-GAAP gross margin
Net Revenue	$26,718	$14,870	$50,720	$30,617
Adjustments to net revenue
Common stock warrant charge	—	2,500	—	2,500
Adjustments to revenue [2]	719	—	719	—

Total adjustments to net revenue	719	2,500	719	2,500

Non-GAAP revenue	$27,437	$17,370	$51,439	$33,117

Cost of revenue	$7,890	$4,953	$14,734	$9,532
Adjustments to costs of revenue
Amortization of intangible assets	(292)	(32)	(354)	(64)
Stock based compensation and employer-related taxes	(520)	(55)	(1,011)	(101)

Total adjustments to cost of revenue	(812)	(87)	(1,365)	(165)

Adjusted costs of revenue	7,078	4,866	13,369	9,367

Non-GAAP gross profit	$20,359	$12,504	$38,070	$23,750

Non-GAAP gross margin	74%	72%	74%	72%

[1]	During the second quarter of 2011, we recorded a $2.5 million reduction of revenue associated with a common stock warrant to ADP.
[2]

Due to purchase accounting rules, upon acquisition, Cornerstone recorded an adjustment of $1.6 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Sonar Limited. As a result of this adjustment, $0.7 million of revenue was not recognized during the three and six months ended June 30, 2012. Therefore, revenue is adjusted by an increase of $0.7 million to arrive at non-GAAP revenue for the three and six months ended June 30, 2012.

Cornerstone OnDemand, Inc.

RECONCILIATIONS OF NET LOSS TO NON-GAAP NET LOSS AND NON-GAAP NET LOSS PER SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net loss	$(8,234)	$(7,074)	$(16,346)	$(54,667)
Adjustments to net loss
Common stock warrant charge	—	2,500	—	2,500
Stock-based compensation and employer-related payroll taxes	2,502	1,134	5,050	1,939
Acquisition related:
Adjustments to revenue [1]	719	—	719	—
Amortization of intangible assets	465	—	465	—
Acquisition costs	179	—	747	—
Adjustments to benefit (provision) for income taxes [2]	(360)	—	(360)	—
Change in fair value of preferred stock warrant liabilities	—	—	—	42,559
Other amortization costs and other expenses	71	69	201	608

Total adjustments to net loss	3,576	3,703	6,822	47,606

Non-GAAP net loss	$(4,658)	$(3,371)	$(9,524)	$(7,061)

Weighted-average common shares outstanding, basic and diluted	49,763	47,765	49,573	31,201

Non-GAAP net loss per share	$(0.09)	$(0.07)	$(0.19)	$(0.23)

[1]	As of June 30, 2012, approximately $0.7 million in estimated revenues were not recognized during the three months ended June 30, 2012 due to purchase accounting rules.
[2]	Income tax effects related to acquisition related adjustments.

Cornerstone OnDemand, Inc.

CALCULATION OF BOOKINGS (DEFINED AS GROSS REVENUE PLUS CHANGE IN DEFERRED REVENUE)

(dollars in thousands)

(unaudited)

	Deferred Revenue Balance	Three Months Ended June 30, 2012

Gross revenue		$26,718

Deferred revenue at March 31, 2012	$55,837
Deferred revenue at June 30, 2012	60,653

Change in deferred revenue	4,816	4,816

Bookings		$31,534

	Deferred Revenue Balance	Three Months Ended June 30, 2011

Gross revenue		$17,370

Deferred revenue at March 31, 2011	$32,403
Deferred revenue at June 30, 2011	35,904

Change in deferred revenue	3,501	3,501

Bookings		$20,871

Percentage period-over-period increase in bookings for the three months ended June 30, 2012		51%

	Deferred Revenue Balance	Six Months Ended June 30, 2012

Gross revenue		$50,720

Deferred revenue at December 31, 2011	$55,880
Deferred revenue at June 30, 2012	60,653

Change in deferred revenue	4,773	4,773

Bookings		$55,493

	Deferred Revenue Balance	Six Months Ended June 30, 2011

Gross revenue		$33,117

Deferred revenue at December 31, 2010	$33,818
Deferred revenue at June 30, 2011	35,904

Change in deferred revenue	2,086	2,086

Bookings		$35,203

Percentage period-over-period increase in bookings for the six months ended June 30, 2012		58%

Cornerstone OnDemand, Inc.

RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES TO NON-GAAP NET CASH USED IN OPERATING ACTIVITIES

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net cash used in operating activities	$(5,389)	$(4,987)	$(2,360)	$(3,596)
Acquisition and acquisition related costs	89	—	192	—
Employer related taxes from stock-based compensation	20	—	69	—

Non-GAAP net cash used in operating activities	$(5,280)	$(4,987)	$(2,099)	$(3,596)

Net cash used in investing activities [1]	$(13,768)	$(35,483)	$(15,078)	$(36,210)
Net cash used in financing activities	$(819)	$(1,917)	$(884)	$81,397

[1]	Includes purchases of property and equipment and capitalized software development costs.

Cornerstone OnDemand, Inc.

Investor Relations Contact:

Carolyn Bass, +1 (415) 445-3232

ir@csod.com

or

Media Contact:

Susan Lewis, +1-303-804-0494

slewis@csod.com

Source: Cornerstone OnDemand